EXHIBIT 99.1

The Matrix Group Selects bBooth’s Enterprise-Scale bNotifi Technology

For National Lead-Generation Program

bBooth to Provide Interactive Mobile and Desktop Applications for
National Network of Independent Representatives

Hollywood, CA September 9, 2016 – bBooth, Inc. (OTCQB: BBTH), the Hollywood-based entertainment technology company, is pleased to announce that it has entered into an agreement with Torrance, CA-based The Matrix Group to provide a push-to-screen, media-rich, interactive audio/video messaging and communications platform for enterprise-scale lead-generation, customer-retention, and training for The Matrix Group and 890,000 independent representatives in affiliate organizations.

“We’re very excited to work with Byron Nelson, the forward thinking Founder and CEO of The Matrix Group, to provide their independent representatives with the unrivaled power of our bNotifi technology,” states bBooth CEO, Rory J. Cutaia. “With The Matrix Group’s custom-branded bNotifi mobile, desktop and web-based applications, Byron and his team will drive sales and customer retention to unprecedented levels.” In addition, the sales and product training modules built into our bNotifi platform will ensure that The Matrix Group representatives accelerate up the learning curve to realize their full potential much more rapidly.” Moreover, with the entire program priced at only $5 per month per representative, Byron has ensured that everyone within The Matrix Group and the 890,000 affiliate representatives will have access to the platform,” continues Mr. Cutaia.

“At The Matrix Group, we pride ourselves on being at the cutting edge of leadership training and personal wealth creation,” states Byron Nelson, The Matrix Group Founder & CEO. “I’ve never seen a more effective, more engaging tool for sales based organizations seeking to beat – not just meet, their customer acquisition goals and objectives, and we can’t wait to roll it out to our entire organization,” continues Mr. Nelson.

About The Matrix Group:

The Matrix Group is a collective body of entrepreneurs, business owners, doctors, attorneys, real estate agents, pastors, educators, and entertainers just to name a few. We all work together to bring a spirit of excellence to those who choose to make a difference in the world around them. The vehicle that we have utilized for over 20 years, allows us to build generational and legacy wealth to change the economic blueprint of anyone who has a burning desire to succeed. Come experience life without excuses, without time or financial limits.

The M.A.T.R.I.X Group – Making A Team Realize Its eXpectations!

To learn more about The Matrix Group go to: www.thematrixgroup.com

About bBooth:

bBooth (OTCQB: BBTH) is a Hollywood-based entertainment technology company. Through our innovative, groundbreaking technology, bBooth has been called the best new platform for content creation and distribution, artist promotion, fan engagement, and brand activation. Through fully integrated mobile, desktop, and web based applications, our bNotifi technology provides push-to-screen, media-rich, interactive audio/video messaging and communications for industry leading social engagement, as well as an enterprise-scale lead-generation and customer-retention platform for sales professionals and others. For more information on bBooth, visit www.bBooth.com.

Forward-looking & Safe Harbor Statement: Certain statements in this release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and those statements are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the Company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. The Company cautions that these forward-looking statements are further qualified by other factors. The Company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events or otherwise.

For more Information, please visit: www.bBooth.com

Please address media inquiries to: info@bBooth.com or call 855 250-2300 ext. 2

Please address investor inquiries to: investors@bBooth.com or call 855 250-2300 ext. 3